EXHIBIT 8.1

                        OPINION OF SCHULTE ROTH & ZABEL


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                              SCHULTE ROTH & ZABEL
                                900 THIRD AVENUE
                            NEW YORK, NEW YORK 10023


                                                                    June 9, 1995


The CIT Group Securitization Corporation II
The CIT Group Holdings, Inc.
650 CIT Drive
Livingston, New Jersey  07039

Dear Sirs:

     We have acted as special counsel to you (the "Corporations") in connection with the Registration Statement combined on Form S-1 and Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), registering asset backed certificates (the "Certificates") and asset backed notes (the "Notes" and, collectively with the Certificates, the "Securities") and the limited guarantee (the "Guarantee") of the Certificates by The CIT Group Holdings, Inc. ("Holdings"), each described in the prospectus which forms a part of the Registration Statement (the "Prospectus"). The Certificates will be issued pursuant to a trust agreement (the "Trust Agreement") substantially in the form filed as Exhibit 4.2 to the Registration Statement, pursuant to which The CIT Group Securitization Corporation II ("CIT II") will originate the CIT RV Owner Trust 1995-A (the "Trust"). The Notes will be issued pursuant to an indenture (the "Indenture") substantially in the form filed as Exhibit 4.1 to the Registration Statement. Certain rights of the holders of the Securities will be governed by a sale and servicing agreement (the "Sale and Servicing Agreement") substantially in the form filed as Exhibit 4.3.

     We hereby confirm that the statements set forth in the Prospectus under the heading "Certain Federal Income Tax Consequences" accurately describe the material Federal income tax consequences to holders of the Securities.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission thereunder.

                                         Very truly yours,

                                         /s/ SCHULTE, ROTH & ZABEL